Exhibit 99.1

July 29, 2003

STERICYCLE, INC. REPORTS RECORD RESULTS
FOR SECOND QUARTER 2003
  NET INCOME OF $15.5 MILLION FOR THE QUARTER, UP 34.7% FROM YEAR-AGO QUARTER
  EARNINGS PER SHARE OF $0.34 FOR THE QUARTER, UP 29.5% FROM YEAR-AG0 QUARTER
  CASH PROVIDED BY OPERATIONS WAS $31.6 MILLION FOR THE QUARTER AND $59.8 MILLION FOR THE FIRST SIX MONTHS OF THE YEAR
  REVENUES WERE $113.1 MILLION, UP 14.0% FROM YEAR-AGO QUARTER

Lake Forest, Illinois, July 29, 2003 - Stericycle, Inc. (NASDAQ:SRCL), the United States' leading provider of medical waste management and compliance services for the healthcare community today reported record quarterly financial results for the second quarter of 2003. "The second quarter was another record breaking quarter for our company, with across-the-board growth and record results," said Mark Miller, Stericycle president and chief executive officer. "The solid growth in revenues, operating income, and net income all reflect our disciplined focus on strategically growing and managing our business."

SECOND QUARTER AND YEAR-TO-DATE RESULTS
Revenues for the quarter ended June 30, 2003 were $113.1 million, up 14.0% from $99.3 million in the same quarter last year. International equipment sales contributed $0.4 million in revenues for the quarter as compared to $1.1 million in the second quarter of 2002. Revenues excluding international equipment sales increased 14.8% over the same period in 2002. Gross profit was $48.8 million, up 21.4% from $40.2 million in the same quarter last year. Gross profit as a percent of revenues increased to 43.2% from 40.5% in the second quarter of 2002.

Net income for the second quarter of 2003 rose 34.7% to $15.5 million, up from $11.5 million in the second quarter of 2002.

Earnings per diluted share for the second quarter of 2003 were $0.34, up 29.5% from $0.26 in the second quarter of 2002. Weighted shares outstanding used to determine earnings per diluted share were 46,105,360 for the second quarter of 2003 and 45,146,640 for the second quarter of 2002.

For the six months ended June 30, 2003, revenues increased to $225.4 million, an increase of 14.8% from the same period a year ago. Gross profit as a percent of revenues increased to 42.6% for the six months ended June 30, 2003 from 40.3% for the same period in 2002. Earnings per share increased 34.1% to $0.66 from $0.49 per diluted share in the same period a year ago.

As previously reported on May 27, 2003, we repurchased $6.6 million of our 12-3/8% senior subordinated bonds. We repurchased an additional $2.0 million of our 12-3/8% senior subordinated bonds on June 30, 2003. The total redemption premium to repurchase the $8.6 million senior subordinated bonds was a pre-tax charge of $1.4 million and the write-off of associated deferred financing fees was a pretax charge of $0.2 million. On an after-tax basis, the charges totaled approximately $1.0 million or $0.02 per diluted share.

During the second quarter of 2003, we continued to improve our balance sheet position. Our total debt to capitalization percentage ratio improved from 39.1% at December 31, 2002 to 34.1% at June 30, 2003.

Miller said, "During the quarter we continued to execute our proven business model and reported strong sales growth and record income from operations. The cash flow of $59.8 million generated from operations for the first six months of the year, was used to strengthen the business by repurchasing senior subordinated bonds, paying down the senior bank debt and investing in the company's future."

Stericycle provides medical waste collection, transportation, treatment and disposal services and safety and compliance programs to healthcare companies nationwide, including hospitals, physician and dental offices, laboratories and clinics. Medical waste includes single-use disposables such as needles, syringes, gloves and other supplies that have been in contact with blood or other bodily fluids, as well as blood, blood products and other items that could harbor infectious agents.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond Stericycle's control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors identified in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. The Company makes no commitment to disclose any subsequent revisions to forward-looking statements.

Stericycle Financial Statements for Second Quarter 2003

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             June 30,    December 31
                                                               2003          2002
                                                           ------------  ------------
                                                            (unaudited)
                         ASSETS
Current assets:
  Cash and cash equivalents.............................. $      6,099  $      8,375
  Short-term investments.................................          700           512
  Accounts receivable, less allowance for doubtful
    accounts of $4,556 in 2003 and $3,779 in 2002........       64,730        62,013
  Parts and supplies.....................................        4,820         4,494
  Prepaid expenses.......................................        4,011         7,170
  Notes receivable.......................................          823           823
  Deferred tax asset.....................................        7,363         6,720
  Other..................................................        3,820         4,249
                                                           ------------  ------------
         Total current assets............................       92,366        94,356
                                                           ------------  ------------
Property, plant and equipment, net.......................       92,938        88,501
Other assets:

  Goodwill...............................................      466,159       447,272
  Intangible assets, less accumulated amortization of
    $7,496 in 2003 and $3,609 in 2002....................       29,368        20,110
  Notes receivable.......................................        7,717         7,717
  Other..................................................        7,302         9,139
                                                           ------------  ------------
         Total other assets..............................      510,546       484,238
                                                           ------------  ------------
   Total assets.......................................... $    695,850  $    667,095
                                                           ============  ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................... $     18,576  $      3,933
  Accounts payable.......................................       11,281        14,330
  Accrued liabilities....................................       39,164        31,810
  Deferred revenue.......................................        4,783         3,681
                                                           ------------  ------------
         Total current liabilities.......................       73,804        53,754
                                                           ------------  ------------
Long-term debt, net of current portion...................      185,822       224,124
Deferred income taxes....................................       37,386        30,729
Other liabilities........................................        4,435         3,710
Redeemable preferred stock:
  Series A convertible preferred stock (par value $.01
  share, 75,000 shares authorized, 22,799 outstanding in
  2003 and 29,326 in 2002, liquidation preference of $24,814
  at June 30, 2003 and $31,919 at December 31, 2002).....       21,032        28,049
Common shareholders' equity:
  Common stock (par value $.01 per share, 80,000,000
  shares authorized, 41,752,873 issued and outstanding
  in 2003, 40,437,023 issued and outstanding in 2002)....          418           404
Additional paid-in capital...............................      293,808       277,531
Treasury stock of 50,000 shares..........................       (1,435)       (1,435)
Accumulated other comprehensive loss.....................          (81)         (229)
Retained earnings........................................       80,661        50,458
                                                           ------------  ------------
         Total shareholders' equity......................      373,371       326,729
                                                           ------------  ------------
  Total liabilities and shareholders' equity............. $    695,850  $    667,095
                                                           ============  ============

Total debt to capitalization percentage ratio............         34.1%        39.1%
Calculation of total debt to capitalization percentage ratio:
Total debt............................................... $    204,398  $    228,057
Redeemable preferred stock...............................       21,032        28,049
Shareholders' equity.....................................      373,371       326,729
                                                           ------------  ------------
Capitalization........................................... $    598,801  $    582,835

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(UNAUDITED)

                                                    Three Months Ended June 30,                     Six Months Ended June 30,
                                            -------------------------------------------   ---------------------------------------------
                                                   2003                   2002                   2003                    2002
                                            --------------------   --------------------   ---------------------   ---------------------
                                                 $      % of Rev        $      % of Rev        $      % of Rev         $      % of Rev
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
Revenues.................................. $   113,135    100.0% $    99,269    100.0% $   225,446     100.0% $   196,333     100.0%

  Cost of revenues........................      64,293     56.8        59,042     59.5       129,460      57.4       117,217      59.7
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
Gross profit                                    48,842     43.2        40,227     40.5        95,986      42.6        79,116      40.3
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
  Selling, general and
    administrative expenses...............      17,098     15.1        14,360     14.5        33,472      14.8        28,547      14.5
  Amortization............................         365      0.3           508      0.5           686       0.3          1016       0.5
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
     Total SG&A expenses and amortization.      17,463     15.4        14,868     15.0        34,158      15.2        29,563      15.1
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
  Acquisition-related costs...............         123      0.1            22       --           214       0.1           175       0.1
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
Income from operations....................      31,256     27.6        25,337     25.5        61,614      27.3        49,378      25.2
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
Other income (expense):
  Interest income.........................          71      0.1            98      0.1           260       0.1           261       0.1
  Interest expense........................      (3,385)    (3.0)       (5,516)    (5.6)       (7,312)     (3.2)      (11,325)     (5.8)
  Debt extinguishments and restructuring..      (1,640)                  (475)                (3,268)                   (475)
  Other expense...........................        (561)    (1.9)         (350)    (0.8)       (1,206)     (2.0)       (1,021)     (0.7)
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
     Total other income (expense).........      (5,515)    (4.8)       (6,243)    (6.3)      (11,526)     (5.1)      (12,560)     (6.4)
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
Income before income taxes................      25,741     22.8        19,094     19.2        50,088      22.2        36,818      18.8
Income tax expense........................      10,219      9.1         7,571      7.6        19,885       8.8        14,664       7.5
                                            ----------- --------   ----------- --------   ----------- ---------   ----------- ---------
Net income................................ $    15,522     13.7% $    11,523     11.6% $    30,203      13.4% $    22,154      11.3%
                                            =========== ========   =========== ========   =========== =========   =========== =========

Earnings per share - diluted.............. $      0.34            $      0.26            $      0.66             $      0.49
                                            ===========            ===========            ===========             ===========
Weighted average number of common
  shares outstanding - diluted............  46,105,360             45,146,640             45,976,560              44,959,087
                                            ===========            ===========            ===========             ===========

Calculation of EBITDA:
Net Income................................ $    15,522            $    11,523            $    30,203             $    22,154
Interest Income...........................         (71)                   (98)                  (260)                   (261)
Interest Expense..........................       3,385                  5,516                  7,312                  11,325
Debt extinguishments and restructuring....       1,640                    475                  3,268                     475
Income tax expense........................      10,219                  7,571                 19,885                  14,664
Depreciation and amortization.............       4,035            $     3,648            $     8,299             $     7,210
                                            -----------            -----------            -----------             -----------
EBITDA.................................... $    34,730     30.7% $    28,635     28.8% $    68,707      30.5% $    55,567      28.3%

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

                                                               For the Six
                                                          Months Ended June 30,
                                                         ----------------------
                                                            2003        2002
                                                         ----------  ----------
OPERATING ACTIVITIES:
Net income............................................. $   30,203  $   22,154
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Ineffective portion of cash flow hedges............         --        (381)
    Write off of deferred financing costs..............        484          --
    Stock compensation expense.........................         76          --
    Tax benefit of disqualifying dispositions
      of stock options.................................      3,537       1,168
    Loss on sale of property and equipment.............         72         201
    Depreciation.......................................      7,613       6,194
    Amortization.......................................        686       1,016
    Deferred income taxes..............................      6,014          --
Changes in operating assets and liabilities, net of
  effect of acquisitions:
    Accounts receivable................................        930       5,381
    Parts and supplies.................................        144       1,453
    Prepaid expenses and other assets..................      7,105       2,032
    Accounts payable...................................     (3,978)     (1,931)
    Accrued liabilities................................      6,406      13,956
    Deferred revenue...................................        547      (1,805)
                                                         ----------  ----------
Net cash provided by operating activities..............     59,839      49,438
                                                         ----------  ----------
INVESTING ACTIVITIES:
  Payments for acquisitions and international
    investments, net of cash acquired..................    (33,713)    (10,070)
  Purchases of short-term investments..................       (188)       (358)
  Proceeds from sale of property and equipment.........        183          55
  Capital expenditures.................................     (9,158)     (7,413)
                                                         ----------  ----------
Net cash used in investing activities..................    (42,876)    (17,786)
                                                         ----------  ----------
FINANCING ACTIVITIES:
  Proceeds from issuance of note payable...............      1,132       1,181
  Repayment of senior subordinated debt................    (17,775)     (1,626)
  Payments of deferred financing costs.................       (395)         --
  Repayment of long-term debt..........................     (3,093)       (894)
  Net proceeds from (repayments of) senior credit facil     (4,186)    (37,687)
  Principal payments on capital lease obligations......       (496)       (376)
  Proceeds from other issuances of common stock........      5,661       3,817
                                                         ----------  ----------
Net cash used in financing activities..................    (19,152)    (35,585)
                                                         ----------  ----------
Effect of exchange rate changes on cash................        (87)        106
                                                         ----------  ----------
Net decrease in cash and cash equivalents..............     (2,276)     (3,827)
Cash and cash equivalents at beginning of period.......      8,375      12,737
                                                         ----------  ----------
Cash and cash equivalents at end of period............. $    6,099  $    8,910
                                                         ==========  ==========
Non-cash activities:
Net issuances of common stock for certain acquisitions. $       70  $    2,298